As filed with the Securities and Exchange Commission on January 28, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Jet.AI Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-2971741
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10845 Griffith Peak Dr., Suite 200

Las Vegas, Nevada 89135

702-747-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Winston

Interim Chief Executive Officer

Jet.AI Inc.

10845 Griffith Peak Dr., Suite 200

Las Vegas, Nevada 89135

702-747-4000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen

Hallie D. Heath

Dykema Gossett PLLC

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202

(414) 488-7300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 28, 2026

PROSPECTUS

Jet.AI Inc.

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus provides you with a general description of the securities that Jet.AI Inc. (“we,” “us,” “our,” and the “Company”) may offer and sell, from time to time, either individually or in units. Each time we sell securities pursuant to this prospectus we will provide a prospectus supplement that will contain specific information about the terms of any securities we offer and the specific manner in which we will offer such securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “JTAI.” On January 27, 2026, the closing price for our common stock as reported on Nasdaq was $0.2412 per share. As of January 28, 2026, we are no longer subject to General Instruction I.B.6 of Form S-3. Our principal executive offices are located at 10845 Griffith Peak Dr., Suite 200, Las Vegas, Nevada 89135.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves risks. Before buying any of our securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                           , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, up to a total dollar amount of $250 million.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference” and any additional information you may need to make your investment decision.

We are not making an offer to sell shares of our common stock in any jurisdiction where the offer or sale thereof is not permitted. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any applicable post-effective amendment or prospectus supplement to this prospectus is accurate as of the date on the respective covers of such documents, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, such post-effective amendment or prospectus supplement, or any sale or issuance of a security, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.

Industry And Market Data

Some of the market and industry data contained in this prospectus are based on independent industry publications or other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained herein, and our beliefs and estimates based on such data, may not be reliable.

ABOUT JET.AI INC.

Historical Business

Overview

Our historical business strategy combines concepts from fractional jet and charter jet programs with innovations in artificial intelligence, also referred to herein is “AI.”

We formed the Company on June 4, 2018. We developed and, in September 2019, launched our booking platform represented by our iOS app JetToken, which originally functioned as a prospecting and quoting platform to arrange private jet travel with third party carriers. Following our acquisition of HondaJets, we began selling jet cards and fractional ownership interests in our aircraft. In 2023, we launched an AI-enhanced booking app called CharterGPT. Beginning in 2023, we launched our Jet.AI Operator Platform to provide a B2B software platform for SaaS products. Currently we offer the following SaaS software to aircraft owners and operators generally:

●	Reroute AI: recycles aircraft waiting to return to base into prospective new charter bookings to destinations within specific distances; and

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●	DynoFlight: enables aircraft operators to estimate aircraft emissions then purchase carbon removal credits via our DynoFlight API.

We have also established a specific version of a private jet by-the-seat booking tool for the Las Vegas Golden Knights and Cirrus Aviation via 380 Software LLC. 380 Software LLC is a by-the-seat charter joint venture between us and Cirrus Aviation.

Our historical strategy has involved expanding our fleet of aircraft with larger aircraft capable of traveling longer distances, developing a national jet card program based on third party aircraft, further enhancing the AI functionality of Charter GPT, and expanding upon our B2B software offerings.

Merger Agreement with flyExclusive, Inc.

On February 13, 2025, we entered into an Agreement and Plan of Merger and Reorganization (the “Original Merger Agreement”) with flyExclusive, Inc. (“flyExclusive”), FlyX Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of flyExclusive (“Merger Sub”), and Jet.AI SpinCo, Inc., a Delaware corporation and our wholly owned subsidiary (“SpinCo”). Pursuant to the Merger Agreement (as defined below), (i) as a condition to closing on the Merger Agreement, we will distribute all of the shares of SpinCo, on a pro rata basis, to our stockholders (the “Distribution”), (ii) Merger Sub will merge with and into SpinCo (the “Merger” and, together with the Distribution and all other transactions contemplated under the Merger Agreement, the “Transactions”) with SpinCo surviving the Merger as a wholly owned subsidiary of flyExclusive, and (iii) as consideration for the Merger, our existing stockholders will have the right to receive shares of Class A common stock of flyExclusive. Additionally, our stockholders will continue to own and hold their existing shares of our common stock as of closing of the Merger.

On May 6, 2025, the parties entered into an Amended and Restated Agreement and Plan of Merger and Reorganization (as subsequently amended, the “Merger Agreement”) to, among other things, provide that eighty percent of the merger consideration shares will be issued upon the closing, and twenty percent of the merger consideration shares will be held in reserve by flyExclusive until a final post-closing purchase price is determined. Once the final post-closing purchase price is determined, flyExclusive will only issue additional merger consideration shares from the reserve on a dollar for dollar basis up to the lesser of the final purchase price and the initial purchase price. The Merger Agreement has been subsequently amended to extend the outside date for closing.

In connection with executing the Original Merger Agreement, we, SpinCo, and flyExclusive entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) pursuant to which we will transfer the business, operations, services and activities of our fractional and jet card business to SpinCo (the “Separation”) and consummate the Distribution. After the Separation and Distribution, we will no longer operate a fractional or jet card business.

The Merger Agreement contains various conditions to closing, including the receipt of stockholder approval.

Data Center Business

Overview

We have also announced our entry into the AI infrastructure space. On June 26, 2025, we entered into a Joint Venture Agreement (the “JV Agreement”) with Consensus Core Technologies Inc. (“Consensus Core”), pursuant to which we and Consensus Core agreed to enter into a joint venture to collaborate in developing data centers. The JV Agreement provided certain terms of the joint venture, including: (i) we and Consensus Core would enter into a Contribution Agreement (the “Contribution Agreement”) with a joint venture limited liability company outlining the full terms of the joint venture; (ii) the joint venture limited liability company would be organized under the laws of the State of Delaware prior to any initial closing under the Contribution Agreement, which would initially be wholly owned by Consensus Core; and (iii) the joint venture limited liability company would establish separate subsidiaries for each data center project to be contributed to the joint venture.

On July 2, 2025, we entered into the Contribution Agreement with Consensus Core and Convergence Compute LLC, a Delaware limited liability company and the joint venture entity contemplated by the JV Agreement (“Convergence Compute”), pursuant to which we contributed $300,000 to Convergence Compute in the first closing of the five milestone transactions contemplated by the JV Agreement. As consideration for our contribution, we acquired a 0.5% equity interest in Convergence Compute. Ultimately, the Contribution Agreement contemplates our contribution of up to an aggregate of $20 million to Convergence Compute in five tranches that are each tied to specific project development milestones.

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On November 7, 2025, we announced that the milestones associated with the second closing—including the contribution by Consensus Core of all equity interests of its data center project located in Midwestern Canada (the “Midwest Project”) to Convergence Compute—had been substantially completed and we have since contributed the $1.7 million in connection with the second milestone. As a result, we and Consensus Core each received a 17.5% equity interest in the Midwest Project and we received an additional 0.5% equity interest in Convergence Compute.

In connection with the third closing under the Contribution Agreement, Consensus Core will contribute all equity interests in its data center project located in Maritime Canada (the “Maritime Project”) to Convergence Compute. As a result of this contribution, we and Consensus Core each will receive a 17.5% equity interest in the Maritime Project and we will receive an additional 0.5% equity interest in Convergence Compute. If all five closings contemplated by the Contribution Agreement occur, we will receive hold an aggregate equity interest of 2.5% of Consensus Core, an equity interest of 17.5% in the Midwest Project, and an equity interest of 17.5% in the Maritime Project.

The JV Agreement represents our first 50-megawatt project as part of a new one-hundred-and-twenty-acre campus expected to allow room for the phased construction of a full gigawatt of capacity in the years ahead. Consensus Core is a Vancouver-based provider of high-performance graphics processing unit infrastructure and AI cloud services. The joint venture is expected to develop two hyperscale data center campuses—one located in Midwestern Canada and the other in Maritime Canada—with a combined power capacity target of approximately 1.5 gigawatts. The Midwest Project is expected to reach 100 megawatts within the next 12 months, while the Maritime Project is expected to begin with 40 megawatts and scale to over 1 gigawatt.

Anticipated Projects

Midwest Project

The joint venture is developing a data center campus in Midwestern Canada, to expand its portfolio of high-capacity, sustainable data infrastructure. The location sits adjacent to a natural gas pipeline in North America, historically intended to support the now-canceled Keystone Pipeline. This pipeline transports Alberta gas eastward and includes the Emerson line.

The site connects directly to a 115 kV transmission line tied to a main generation aggregation point. This line terminates at a pad owned by Hydro. The site already hosts a 2 MVA transformer, switchgear, and a package substation capable of supporting a 15 MW load. This infrastructure is in place and operational, the result of zoning changes (from agricultural to industrial) and regulatory approvals. A small proof-of-concept data center is currently installed and tested on-site, housing approximately 2 MW of capacity. Although idle, the infrastructure is active.

Maritime Project

The joint venture is developing a high-capacity data center campus in Maritime Canada. Strategically positioned to capitalize on the region’s energy infrastructure and sustainability potential the Maritime Project aims to address the escalating demand for cloud computing, artificial intelligence, and digital infrastructure across North America.

The Maritime Project benefits from immediate access to 40 megawatts of substation capacity, that would be expected to enable operations to commence promptly upon development. The site is expected to scale to 100 megawatts in the near term, with long-term plans to exceed 1 gigawatt, which at that scale would position the site as a major hub for hyperscale data center operations. Located alongside an established large-scale critical energy hub, the campus has access to substantial natural gas resources, increasing the probability of reliable and cost-effective power delivery. Additionally, the site is adjacent to 10,000 acres of developable land earmarked for future green energy production expansion.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, and our Current Reports on Form 8-K that are incorporated by reference in this prospectus. Before you invest in our securities, you should carefully consider those risks together with the other information appearing elsewhere in this prospectus and that we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The occurrence of any of those risks could have a material and adverse effect on our business, reputation, financial condition, results of operations, and future growth prospects, as well as our ability to accomplish our strategic objectives. The risks and uncertainties we have described in our filings with the SEC are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and market value. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Certain statements in this section, or which are incorporated by reference into this section, are forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus. For more information, see the sections of this prospectus titled “Cautionary Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements regarding future events and our future results. Statements expressing expectations and projections with respect to future matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “could,” “would,” “should,” “will,” “may,” variations of such words, and similar expressions of a forward-looking nature are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and potential in its business, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified in the “Risk Factors” section of this prospectus and elsewhere herein.

Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements, and readers are cautioned not to place undue reliance upon such statements in making an investment decision. We disclaim any obligation to update factors or to announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and, although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should carefully read the factors set forth in the “Risk Factors” section of this prospectus and other cautionary statements made throughout this prospectus, and you should interpret such factors and cautionary statements as being applicable to all forward-looking statements wherever appearing in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances, or otherwise, unless required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including to fund our obligations under our announced data center projects and other prospective related business activities and interests we may pursue, and our on-going operations, general and administrative expenses, license or technology acquisitions, and working capital and capital expenditures. We may also use the net proceeds to repay any debts and/or invest in or acquire complementary businesses, products, or technologies, although we have no current commitments or agreements with respect to any such investments or acquisitions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF THE SECURITIES

We may offer, from time to time, in one or more offerings, up to $250 million of the following securities:

●	common stock;

●	preferred stock;

●	senior debt securities;

●	subordinated debt securities;

●	warrants;

●	rights;

●	units; or

●	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $250 million.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, including, without limitation, the initial offering price, the anticipated net proceeds we will receive, the quotation system or securities exchange on which the offered securities will be quoted or listed (if any), and the material United States federal income tax consequences relating to the securities offered (if applicable). These or other terms described in such prospectus supplement may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read the section of this prospectus entitled “Where You Can Find More Information” for information on how you can obtain a copy of those documents.

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DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of our common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price and market price and dividend information. The prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, dated August 10, 2023, as amended (our “Certificate of Incorporation”), and our Bylaws, dated August 10, 2023, as amended (our “Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Certificate of Incorporation and our Bylaws for additional information before you purchase any shares of our common stock. Our common stock and the rights of the holders of our common stock are subject to the applicable statutes of the State of Delaware, our Certificate of Incorporation, and our Bylaws.

General Terms

Our Certificate of Incorporation authorizes us to issue 200,000,000 shares of common stock. Our stockholders have approved an amendment to our Certificate of Incorporation that, once filed with the Delaware Secretary of State, will increase our authorized shares of common stock to 1,000,000,000 shares of common stock. On January 28, 2026, we had 45,478,249 shares of common stock issued and outstanding, held by approximately 3,746 holders of record. Except as otherwise provided by any series of preferred stock, holders of our common stock have exclusive voting rights for the election of directors and for all other purposes. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Neither our Certificate of Incorporation nor our Bylaws authorize cumulative voting. The holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of funds legally available for the payment of dividends, subject to the rights of any series of preferred stock. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of the preferential amounts, if any, to which the holders of our preferred stock, if any, are entitled. Our common stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking-fund provisions applicable to our common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

Our Board

Our Bylaws provide that the number of directors constituting our Board is fixed from time to time in accordance with our Certificate of Incorporation, which provides that, subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the total number of directors constituting the Board shall be fixed from time to time exclusively by resolution adopted by a majority of the directors then in office, although less than a quorum (as defined in our Bylaws), or by the sole remaining director.

Our Certificate of Incorporation provides for our Board to be divided into three classes of directors serving staggered terms. Approximately one-third of the Board will be elected each year. The provision for a classified Board could prevent a party who acquires control of a majority of our outstanding shares of voting stock from obtaining control of our Board until the second annual stockholders’ meeting following the date the acquirer obtains the controlling stock interest. The classified Board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. Our Certificate of Incorporation provides that directors may only be removed for cause by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of our capital stock.

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Our Certificate of Incorporation provides that, upon any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Nasdaq

Our common stock is listed for quotation on Nasdaq under the symbol “JTAI.”

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 4,000,000 shares of preferred stock. As of the date of this prospectus, we have designated three classes of preferred stock, being Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock. We do not intend to offer and sell any of those series of preferred stock pursuant to this prospectus. On January 27, 2026, we did not have any shares of preferred stock issued and outstanding.

The following description of our preferred stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our preferred stock, please refer to our Certificate of Incorporation, our Bylaws, and our Certificates of Designation that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, our Bylaws, and our Certificates of Designation, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Certificate of Incorporation, our Bylaws, and our Certificates of Designation for additional information before you purchase any shares of our preferred stock. Our preferred stock and the rights of the holders of our preferred stock are subject to the applicable statutes of the State of Delaware, our Certificate of Incorporation, our Bylaws, and our Certificates of Designation.

General Terms

Our Board may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock (although we do not anticipate paying any dividends to the holders of our common stock in the foreseeable future). Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management as discussed below. Upon the affirmative vote of our Board, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock.

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If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the articles of amendment to our Certificate of Incorporation establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;
●	the number of shares offered, the liquidation preference per share and the purchase price;
●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption, if applicable;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;
●	voting rights, if any, of the preferred stock;
●	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up; and
●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up.

The preferred stock offered by this prospectus will, when issued, not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock in the United States will be Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time, as either senior or subordinated debt or as senior or subordinated convertible debt, in one or more offerings pursuant to the registration statement of which this prospectus forms a part. We will issue any such debt securities under one or more separate indentures that we will enter into with a trustee to be named in the indenture and specified in the applicable prospectus supplement. The specific terms of debt securities being offered will be described in the applicable prospectus supplement. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus forms a part.

The prospectus supplement relating to a particular issue of debt securities will describe the terms of such debt securities and the related indenture, which may include (without limitation) the following:

●	the title or designation of the debt securities;
●	any limit upon the aggregate principal amount of the debt securities;
●	the price or prices at which the debt securities will be issued;
●	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;
●	the date or dates on which we will pay the principal on the debt securities;
●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;
●	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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●	any conversion or exchange features;
●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
●	the place or places where the principal of, premium and interest on the debt securities will be payable, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon the Company may be served;
●	the terms and conditions upon which we may redeem the debt securities;
●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
●	the dates on which and the price or prices at which we may repurchase the debt securities at our option or at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;
●	if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;
●	whether the debt securities are to be issued at any original issue discount and the amount of discount with which such debt securities may be issued;
●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
●	the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;
●	information with respect to book-entry procedures;
●	the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;
●	whether the debt securities will be subject to subordination and the terms of such subordination;
●	any restriction or condition on the transferability of the debt securities;
●	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities;
●	the provisions related to compensation and reimbursement of the trustee that applies to securities of such series;
●	the events of default and covenants with respect to the debt securities and the acceleration provisions with respect to the debt securities;
●	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;
●	if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and
●	any other terms of the debt securities.

The indenture and the debt securities are expected to be governed by and construed in accordance with the laws of the State of New York. We intend to disclose the relevant restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. As of the date of this prospectus, we have no outstanding registered debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock, debt securities or other securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

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The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
●	the currency or currency units in which the offering price, if any, and the exercise price are payable;
●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
●	if applicable, the exercise price for shares of our common stock and the number of shares of our common stock to be received upon exercise of the warrants;
●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;
●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;
●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
●	any applicable material United States federal income tax consequences;
●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
●	information with respect to book-entry procedures, if any;
●	the anti-dilution provisions of the warrants, if any;
●	any redemption or call provisions;
●	whether the warrants are to be sold separately or with other securities as parts of units; and
●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. After the close of business on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

●	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or
●	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement and is expected to be Continental Stock Transfer & Trust Company.

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DESCRIPTION OF RIGHTS

As specified in the applicable prospectus supplement, we may issue rights to purchase the securities offered in this prospectus to our existing stockholders, and such rights may or may not be issued for consideration. The applicable prospectus supplement will describe the terms of any such rights. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the documents pursuant to which such rights will be issued.

DESCRIPTION OF UNITS

We may issue units consisting of a combination of our common stock, preferred stock, warrants, debt securities or other securities, as described in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

Below is a description of certain general terms and provisions of the units that we may offer. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. Particular terms of the units will be described in the unit agreements and the prospectus supplement to the units.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the units:

If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement;
●	the price or prices at which such units will be issued;
●	the applicable United States federal income tax considerations relating to the units;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under the section of this prospectus entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Debt Securities,” and “Description of Rights” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of any series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

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The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent.

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder to:

●	cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;
●	correct or supplement any defective or inconsistent provision; or
●	make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent.

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

●	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
●	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default.

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

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The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Payments and Notices.

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

FORMS OF SECURITIES

General

Each of our securities issued under this prospectus will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global (Book-Entry) Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ abilities to own, transfer or pledge beneficial interests in registered global securities.

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So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants or units represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following methods from time to time:

●	directly to investors, directly to agents, or to investors through agents;
●	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;
●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;
●	through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;
●	exchange distributions and/or secondary distributions;
●	by delayed delivery contracts or by remarketing firms;
●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or
●	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

From time to time, we may offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may use the Internet or another electronic bidding or ordering system for the pricing and allocation of the securities. Such a system may allow bidders to participate directly, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and may directly affect the price or other terms at which such securities are sold. Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, pro-rated or rejected. Other pricing methods also may be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocation systems are likely to be developed in the future, and we may use such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement. If an offering is made using such a bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of the offering procedures.

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In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

●	identify any such underwriter or agent;
●	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;
●	identify the purchase price and proceeds from such sale;
●	identify the amounts underwritten;
●	identify the nature of the underwriter’s obligation to take the securities;
●	identify any over-allotment option under which the underwriters may purchase additional securities from us; and
●	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on Nasdaq. Any of our common stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities, on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

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We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

With respect to the sale of any securities under this prospectus, the maximum compensation to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer is not expected to be greater than eight percent (8%).

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR

CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws

In addition to the Board’s ability to issue shares of preferred stock, our Certificate of Incorporation and our Bylaws contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our Board. These provisions include our classified Board as discussed above in “Description of Common Stock – Our Board” and advance notice procedures for stockholder proposals.

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Classified Board

Our Certificate of Incorporation provides for a classified Board, which could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of the Board until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. This provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

Size of Board and Vacancies

Our Certificate of Incorporation provides that the total number of directors constituting our Board be fixed from time to time exclusively by resolution adopted by a majority of the directors then in office, although less than a quorum (as defined in our Bylaws), or by the sole remaining director. Subject to the special rights of the holders of any series of preferred stock: (i) directors are elected at each annual meeting of stockholders by the vote of a majority of the shares present, (ii) directors can only be removed for cause by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors voting together as a single class, and (iii) any vacancy occurring in the Board for any cause, and any newly created directorship resulting from any increase in the authorized number of directors will be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or as otherwise provided by law.

Elimination of Stockholder Action by Written Consent

Our Certificate of Incorporation eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed to us or the our stockholders, by any of our current or former directors, officers or other employees or any of our stockholders, (iii) any action or proceeding asserting a claim against us or any of our current or former directors, officers or other employees or any of our stockholders in such stockholder’s capacity as such, arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws, (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or Bylaws, (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, and (vi) any action asserting a claim against us or any of our directors, officers or other employees or any of our stockholders, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Advance Notice Procedures for Stockholder Proposals

Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our Board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws do not give our Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

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Special Meetings of Stockholders.

Our Certificate of Incorporation provides that special meetings of our stockholders may only be called by the Chairperson of our Board, our Chief Executive Officer or our Board acting pursuant to a resolution adopted by a majority of the directors then in office, and may not be called by any other person or persons. Only the business stated in the notice for a special meeting will be considered at the special meeting of stockholders.

Anti-Takeover Effects of Delaware Law

Section 203

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder unless:

●	prior to such time, our Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	at or subsequent to such time, the business combination is approved by our Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

●	any merger or consolidation involving the corporation and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
●	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

No Cumulative Voting

Delaware law prohibits cumulative voting for the election of a corporation’s directors unless the corporation’s certificate of incorporation authorizes cumulative voting. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Cumulative voting would allow a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on our Board. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our Board based on the number of shares of our stock the stockholder holds as compared to the number of seats the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting under our Certificate of Incorporation makes it more difficult for a minority stockholder to gain a seat on our Board to influence our Board’s decision regarding a takeover.

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Amendments to Our Governance Documents.

Delaware law generally provides that the affirmative vote of a majority of the shares entitled to vote on a matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage.

Our Bylaws permit our Board to adopt, amend or repeal our Bylaws with the approval of a majority of the directors then in office; provided, however, that the amendment or repeal of Section 2.6 of our Bylaws requires the approval of at least two-thirds of the directors then in office. The stockholders also have the power to adopt, amend or repeal our Bylaws; provided, however, that the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to adopt, amend or repeal any provision of our Bylaws; and provided, further, that if two-thirds of the directors then in office have approved such adoption, amendment or repeal of any provisions of our Bylaws, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to adopt, amend or repeal any provision of our Bylaws.

Our Certificate of Incorporation provides that, in addition to any vote of the holders of any class or series of our stock that may be required by law or our Certificate of Incorporation or any Certificate of Designation, the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal or adopt any provision inconsistent with Sections 1.2 and 3.1 of Article IV, or Article V, Article VII, Article VIII, Article IX, Article X or Article XI (the “Specified Provisions”); provided, further, that if two-thirds of the directors then in office have approved such amendment or repeal of, or any provision inconsistent with, the Specified Provisions, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, the Specified Provisions.

The stockholder vote with respect to an amendment of our Certificate of Incorporation or Bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series of preferred stock that might be outstanding at the time such a proposed amendment were submitted to stockholders.

Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;
●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	for any unlawful payment of dividends or redemption of shares; or
●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Bylaws provide that, to the fullest extent permitted by Delaware law, we will indemnify, and advance expenses to, a director or officer in an action brought by reason of the fact that the director or officer is or was our director or officer, or is or was serving at our request as a director or officer of any other entity, against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith. Pursuant to our Bylaws, we may purchase and maintain insurance to protect the Company and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

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To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by any of the Company’s directors, officers or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-40725. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 26, 2025;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August 14, 2025;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the SEC on November 14, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on February 20, 2025, May 6, 2025, July 2, 2025, July 30, 2025, October 16, 2025, November 28, 2025, December 8, 2025, December 29, 2025, December 30, 2025, January 7, 2026, January 8, 2026, January 15, 2026, January 20, 2026, and January 22, 2026 (in each case, excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K); and

●	The description of the Company’s capital stock set forth in our Registration Statement on Form S-1/A, filed with the SEC on October 15, 2024, in the section entitled “Description of Capital Stock,” and any amendment or report filed with the SEC for the purpose of updating the description.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

Jet.AI Inc.

Attn: Corporate Secretary

10845 Griffith Peak Drive

Suite 200

Las Vegas, NV 89135

(702) 747-4000

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This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Dykema Gossett PLLC, Milwaukee, Wisconsin.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and December 31, 2023 incorporated by reference in this prospectus supplement have been audited by Hacker Johnson & Smith P.A., an independent registered public accounting firm, as set forth in its report thereon, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of the securities being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s internet site at www.sec.gov.

As a public company, we are required to file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and other information (including any amendments) with the SEC. You can find the Company’s SEC filings at the SEC’s website at www.sec.gov.

Our Internet address is www.jet.ai. Information contained on our website is not part of this prospectus. Our SEC filings (including any amendments) will be made available free of charge on www.sec.gov, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

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PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

      , 2026

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered will be borne by us and are set forth in the following table. All amounts except the registration fee are estimated.

Registration fee	$33,890
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Transfer agent and trustee fees	*
Miscellaneous	*

Total	$33,890

* Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. In addition, a corporation may advance expenses incurred by a director or officer in defending a proceeding upon receipt of an undertaking from such person to repay any amount so advanced if it is ultimately determined that such person is not eligible for indemnification. The registrant’s certificate of incorporation provides that, pursuant to the DGCL, the registrant’s directors shall not be liable for monetary damages to the fullest extent authorized under applicable law. This provision in the registrant’s certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Article VI of the registrant’s bylaws provides that the registrant will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the registrant) by reason of the fact that such person is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

In addition to the above, the registrant has entered into indemnification agreements with each of the registrant’s directors and officers. These indemnification agreements provide the registrant’s directors and officers with the same indemnification and advancement of expenses as described above and provide that our directors and officers will be indemnified to the fullest extent authorized by any future Delaware law that expands the permissible scope of indemnification. The registrant also has directors’ and officers’ liability insurance, which provides coverage against certain liabilities that may be incurred by the registrant’s directors and officers in their capacities as directors and officers of the registrant.

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Item 16. Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
2.1+	Amended and Restated Agreement and Plan of Merger and Reorganization dated May 6, 2025, by and among Jet.AI Inc., flyExclusive, Inc., FlyX Merger Sub, Inc., and Jet.AI SpinCo, Inc. (incorporated by reference to Exhibit 2.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on May 6, 2025).
2.2	Amendment No. 1 to Amended and Restated Agreement and Plan of Merger and Reorganization, dated July 30, 2025, between Jet.AI Inc., flyExclusive, Inc., FlyX Merger Sub, Inc., and Jet.AI SpinCo, Inc. (incorporated by reference to Exhibit 2.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on July 30, 2025).
2.3	Amendment No. 2 to Amended and Restated Agreement and Plan of Merger and Reorganization, dated October 10, 2025, between Jet.AI Inc., flyExclusive, Inc., FlyX Merger Sub, Inc., and Jet.AI SpinCo, Inc. (incorporated by reference to Exhibit 2.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on October 16, 2025).
2.4	Amendment No. 3 to Amended and Restated Agreement and Plan of Merger and Reorganization, dated January 13, 2026, between Jet.AI Inc., flyExclusive, Inc., FlyX Merger Sub, Inc., and Jet.AI SpinCo, Inc. (incorporated by reference to Exhibit 2.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on January 15, 2026).
3.1	Certificate of Incorporation of Jet.AI Inc., as amended through November 12, 2024 (incorporated by reference to Exhibit 3.1 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on March 26, 2025).
3.2	Certificate of Designation of the Series A Convertible Preferred Stock of Jet.AI Inc., as amended through July 15, 2024 (incorporated by reference to Exhibit 3.2 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on March 26, 2025).
3.3	Certificate of Designation of the Series A-1 Convertible Preferred Stock of Jet.AI Inc., dated August 10, 2023 (incorporated by reference to Exhibit 3.3 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 14, 2023).
3.4	Certificate of Designations of Series B Convertible Preferred Stock of Jet.AI Inc., as amended through February 14, 2025 (incorporated by reference to Exhibit 3.4 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on March 26, 2025).
3.5	Amendment No. 2 to Certificate of Designations of Series B Convertible Preferred Stock of Jet.AI Inc. (incorporated by reference to Exhibit 3.1 of Jet.AI’s Current Report on Form 8-K filed with the SEC on December 8, 2025).
3.6	Bylaws of Jet.AI Inc., as amended through August 5, 2024 (incorporated by reference to Exhibit 3.5 of Jet.AI’s Annual Report on Form 10-K filed with the SEC on March 26, 2025).
4.1*	Form of Certificate of Designation with respect to Preferred Stock.
4.2	Form of Indenture for Debt Securities.
4.3*	Form of Senior Debt Security.
4.4*	Form of Preferred Stock Certificate.
4.5*	Form of Warrant Agreement and Certificate.
4.6*	Form of Warrant Certificate.
4.7*	Form of Unit Agreement and Certificate.
5.1	Opinion of Dykema Gossett PLLC
23.1	Consent of Hacker Johnson & Smith PA, independent registered public accounting firm for Jet.AI Inc.
23.2	Consent of Dykema Gossett PLLC (included in Exhibit 5.1).
24.1	Power of Attorney (reference is made to the signature page of this Registration Statement).
25.1**	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.
107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
**	To be filed, if necessary, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
+	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on January 28, 2026.

JET.AI INC.

By:	/s/ Michael Winston
Michael Winston
Executive Chairman and Interim Chief Executive Officer
(Principal Executive Officer)

Each person whose signature appears below appoints Michael Winston and George Murnane, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Winston	Executive Chairman and Interim Chief Executive Officer	January 28, 2026
Michael Winston	(Principal Executive Officer)

/s/ George Murnane	Interim Chief Financial Officer and Director	January 28, 2026
George Murnane	(Principal Financial Officer, Principal Accounting Officer)

/s/ William Yankus	Director	January 28, 2026
William Yankus

/s/ Wrendon Timothy	Director	January 28, 2026
Wrendon Timothy

/s/ Lt. Col. Ran David	Director	January 28, 2026
Lt. Col. Ran David

/s/ Donald Jeffrey Woods	Director	January 28, 2026
Donald Jeffrey Woods

/s/ Ehud Talmor	Director	January 28, 2026
Ehud Talmor

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